Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Darling International Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 33-79478), Form S-4 (No. 333-131484) and Form S-8 (Nos. 333-125875, 33-99868 and 33-99866) of Darling International Inc. of our reports dated March 15, 2007, with respect to the consolidated balance sheets of Darling International Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 30, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006, and the effectiveness of internal control over financial reporting as of December 30, 2006, which reports appear in the December 30, 2006, annual report on Form 10-K of Darling International Inc.

Our report dated March 15, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 30, 2006, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Darling International Inc.’s internal control over financial reporting as of December 30, 2006, National By Products, LLC's ("NBP") internal control over financial reporting associated with total assets of $159 million and total revenues of $118 million included in the consolidated financial statements of Darling International Inc. and subsidiaries as of and for the year ended December 30, 2006.  Our audit of internal control over financial reporting of Darling International Inc. also excluded an evaluation of internal control over financial reporting of NBP.

Our audit report dated March 15, 2007, with respect to the consolidated balance sheets of Darling International Inc. as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three-years ended December 30, 2006 and the related financial statement schedule refers to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and other Post-Retirement Plans.

 /s/   KPMG

Dallas, TX
March 15, 2007